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                                                                     EXHIBIT 4.4




                ACKNOWLEDGEMENT OF SUPPORT AGREEMENT OBLIGATIONS



         This letter confirms the irrevocable acknowledgement and agreement of Textron Inc. that any holder, or assignee of Notes issued by a subsidiary of Textron Financial Corporation ("TFC"), which Notes are guaranteed by TFC, is entitled to rely on, enforce, and enjoy all of the benefits and protections of the provisions of the Support Agreement between TFC and Textron Inc. dated as of May 25, 1994 as though (i) such holder or assignee were a direct lender of funds to TFC for all purposes of such Support Agreement, and (ii) the Notes constitute indebtedness for borrowed money outstanding of TFC for all purposes of such Support Agreement.


                                             TEXTRON INC.



                                             By: /s/ Mary F. Lovejoy
                                                ----------------------------
                                             Name: Mary F. Lovejoy
                                                  --------------------------
Dated:  November 28, 2001                    Title: Vice President and Treasurer
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